Exhibit 10.37

Life Reinsurance Agreement

made between

Financial Assurance Company Limited

(hereinafter called the “Ceding Office”
of the one part)

and

GE Pensions Limited

(hereinafter called the “Reinsurer”
of the other part)

Annex 1	-	Details of the Policies covered by the Agreement

Annex 2	-	Example Policy wordings and Gross Written Premium rates

Annex 3	-	Pro-forma Reinsurance Account

THIS AGREEMENT is made the                                                                                                                   2002

BETWEEN:-

FINANCIAL ASSURANCE COMPANY LIMITED whose registered office is at Vantage West, Great West Road, Brentford, Middlesex TW8 9AG (the “Ceding Office”); and

GE PENSIONS LIMITED whose registered office is at Vantage West, Great West Road, Brentford, Middlesex TW8 9AG (the “Reinsurer”).

Together referred to jointly as “the Parties” or singular as “the Party”.

Treaty Reference:  Quota Share Life Reassurance

It is hereby expressly declared and agreed that the following Articles, together with the Annexes attached hereto, constitute the Agreement.

Definitions

In this Agreement, except where the context otherwise requires:

“Agency Agreements” shall mean the Lloyds TSB Asset Finance Division Limited Agency Agreement commencing 1st July 2001 and the GE Capital Bank Agency Agreement dated 1st December 2001;

“Additional Reinsurance Commission” means 2.5% of the Gross Written Premium;

“Business Covered” shall mean the business as further described in Article 1;

“Gross Written Premium/s”  means the premiums paid under the Policies less any refunds, cancellations or returned premiums as shown in Annex 2;

“Initial Commission” means the commission payable by the Ceding Office under the Agency Agreement in relation to Policies sold by such agents;

“Policy/Policies” means the creditor life benefit under the policies underwritten by the Ceding Office and issued under the schemes shown in Annex 1 hereto with example policy wording attached as Annex 2;

“Reinsurance Commissions” means 95% of the Gross Written Premiums paid by the Ceding Office in respect of Business Covered;

“Reinsurance Premiums” means 95% of the Initial Commission received in respect of the Business Covered;

“Reserve” means the mathematical reserves held on the books of the Reinsurer for the purposes of complying with the Financial Services and Markets Act 2000, together with a reserve for the Reinsurer’s share of outstanding claims calculated as the total of all outstanding claims notified to the Ceding Office but not settled, both as at the close of the period covered by the Account (as defined in Article 7).

Article 1 - Business Covered by the Agreement

This Agreement applies to the Gross Written Premiums received under the Policies issued by the Ceding Office with an inception date on or after 1st January 2002 (“the Inception Date”).

The Ceding Office will provide prior notice to the Reinsurer of its intention to alter the Policy wordings or to increase or reduce the premium rates used to calculate the Gross Written Premiums for the Policy.

This Agreement will only apply to that portion of Business Covered which the Ceding Office retains net for its own account, which for the avoidance of doubt, excludes Policies where the Ceding Office is acting as a reinsurer.  The Reinsurer’s liability hereunder will not be increased due to any error or omission that results from a failure of the Ceding Office otherwise to reinsure in accordance with its established practices or any inability of the Ceding Office to collect any amounts due from other reinsurers, whether by reason of insolvency or otherwise.

Only the portion of those Policies that are subject to the provisions of taxation under the BLAGAB regime, as defined by Section 431D of the Taxes Act 1988, at the time of issue will be reinsured hereunder.

The Reinsurer will follow the settlements and agreements of the Ceding Office in every respect save that the Ceding Office shall obtain the prior consent of the Reinsurer (such consent not to be unreasonably withheld or delayed) for any payments of damages, compensation, ex-gratia payments or legal action and associated expenses.  The Reinsurer will not accept liability for any fines or penalties incurred by the Ceding Office as a result of the mis-selling of a Policy.

Article 2 - Duration and Termination

This Agreement is unlimited as to its duration but may be cancelled by either Party giving three months’ written notice to that effect.  During the period of three months, the Reinsurer will continue to accept cessions in accordance with the terms of the Agreement.

Each Party is entitled to terminate the Agreement without giving prior notice if:

1.                             The fulfilment of the Agreement becomes legally or practically impossible for reasons which are beyond the responsibilities of the Parties (such as the country where either Party is domiciled becomes involved in a war).

2.                             The other Party becomes insolvent or goes into liquidation or has a receiver/administrator appointed or has its licence to conduct insurance business revoked under rules made under the Financial Services and Markets Act 2000.

3.                             The other Party loses more than 50% of its paid up capital.

4.                             The other Party transfers its business to a third party.

5.                             The other Party is acquired by or merged with or comes under the control of another company except in circumstances where the other company is part of the same group of companies as the other Party.

6.                             The other Party does not meet its obligations under the Agreement despite having received formal reminders to do so.

In the event of termination Article 13 shall apply

Article 3 - Ceding Office’s Retention and Automatic Cover

The Ceding Office is bound to cede and the Reinsurer is bound to accept 95% of the Gross Written Premium received from Business Covered with the Ceding Office retaining the remaining 5%.

No overpayment of a Reinsurance Premium or acceptance thereof by the Reinsurer shall constitute or create a liability or result in any additional reinsurance. The Reinsurer will be liable only for the refund to the Ceding Office of the overpayment.

Article 4 - Reinsurer’s Liability

The Reinsurer’s liability will be 95% of Claims (as defined in Article 8) paid by the Ceding Office in respect of  Business Covered.

Article 5 - Cancellations, Alterations and Reinstatements

If a policy is cancelled, reduced, increased, made paid-up or altered the reinsurance will be altered proportionately.  In the event of a lapsed policy being reinstated the reinsurance thereunder shall automatically be reinstated.  If a Policy is converted into a policy outside the scope of the Agreement, the policy will cease to be reinsured under the Agreement.

Article 6 - Reinsurance Commissions

The Reinsurer will pay the Ceding Office the Reinsurance Commission and Additional Reinsurance Commission ( for the avoidance of doubt, Reinsurance Commission will not include any part of any profit share commission paid by the Ceding Office under the Agency Agreement). No other commissions, taxes, stamp duties or proportion of any procuration or renewal expenses will be paid by the Reinsurer.

Article 7 - Treaty Profit Commission

As at the end of each calendar quarter after the commencement date of the Agreement, the Ceding Office will prepare a Treaty Profit Commission Account (referred to throughout the remainder of this Article as “the Account”) setting out details of the experience under the Agreement. The Account will cover the period since the date of the previous calculation or the commencement date of the Agreement if no previous calculation has been carried out.

The Account will be prepared in the following form:

(A)                    INCOME

(1)                        The Reserve brought forward from the previous period, equal to item (B) (4) for the previous period.

(2)                        Reinsurance Premiums due during the period covered by the Account.

(3)                        50% of the interest earned by the Reinsurer on the Reserve (reduced by the reserve for any outstanding claims and by any loss brought forward under the Account) during the period covered by the Account, calculated at the rate of three months LIBOR.

(B)                      EXPENSES

(1)                        Claims and other amounts, as provided for in Article 8, paid during the period covered by the Account.

(2)                        Reinsurance Commission and Additional Reinsurance Commission due during the period covered by the Account.

(3)                        25% of the Additional Reinsurance Commission as the Reinsurer’s expense margin.

(4)                        The Reserve at the close of the period covered by the Account.

(5)                        Any loss brought forward from the previous Account.

If the total Income (as set out in (A) above) exceeds the total Expenses (as set out in (B) above) the Reinsurer will pay 100% of such excess to the Ceding Office as a commission (“Treaty Profit Commission”).

If the total Expenses exceeds the total Income, the Reinsurer will have the right to recover this amount from Treaty Profit Commissions paid to the Ceding Office in previous Accounts. If, after reducing the Expenses by the amount so recovered, the total Expenses still exceeds the total Income such excess will be carried forward to the next Account as item (B) (5).

If, after the calculation and settlement of the Treaty Profit Commission for any period a claim is admitted, denied or settled for an amount different to that shown in the Account then the Account will be recalculated and any necessary adjustment to the Treaty Profit Commission already paid will be settled as soon as possible by the debtor party.

Article 8 - Claims

The Reinsurer will pay 95% of the liability for death claims under the business covered (“Claims”).  If a Claim is settled for less than the full sum insured the Reinsurer’s liability will be reduced pro rata.  The Claim shall be deemed to be incurred on the date that the Ceding Office releases the reserve liability for the Policy and sets up a claim liability on its books.

The Reinsurer will be bound by the decision of the Ceding Office in respect of the admission of a Claim under a Policy reinsured hereunder.

In the event of a Claim occurring during the period allowed by the Ceding Office as days of grace for payment of premiums, the Reinsurer will follow the practice of the Ceding Office in paying the claim amount due. Where the Ceding Office pays interest on a Claim hereunder the Reinsurer will be liable for a proportionate share of such interest payments.

The Reinsurer will not participate in any way in any policy loan the Ceding Office may make under the Business Covered.

If a Policy is discontinued in circumstances (other than on death)where the Ceding Office is required to make a payment to the insured policyholder, the Reinsurer will pay to the Ceding Office the mathematical reserves held in respect of the Policy on the books of the Reinsurer for the purposes of complying with the Financial Services and Markets Act 2000 as and when the payment falls due.

Article 9 - Documentation

The Ceding Office agrees to provide, at the request of the Reinsurer, copies of proposals and any supporting papers in respect of any risk reinsured.

Article 10 - Currency

All amounts referred to and all Statements of Account under this Agreement shall be in British Pounds.

The introduction of the euro shall not have the effect of altering any term of the Agreement or of discharging or excusing performance under the Agreement, nor will it give a party the right unilaterally to alter or terminate the Agreement.

Article 11 - Statements of Account

The Ceding Office will prepare and submit to the Reinsurer statements of account setting out details of all items due under the Agreement within 30 days of the close of each calendar quarter in the form shown in Annex 3.  The balance due under such statement of account will be settled by the debtor party within 30 days of receipt of such statement.

Should any discrepancies be revealed in the account they will be investigated and any necessary adjustments will be reflected in the next account.

In the event that such account balance has not been paid by the debtor party in accordance with the provisions of this Article 11 then interest will be due on the said balance.  The interest will be payable in respect of the period from the due date of the account balance to the date of settlement and will be at an annual rate equal to the Barclays Bank Base Lending Rate plus 3%.  Interest will also be due at the same rate on any other amounts which remain unpaid for the period from one month after the date on which the said amount became due up to the date of settlement.

In the event that the debtor party does not agree with such account, the debtor party shall notify the other party immediately.  The undisputed sum will be payable and shall accrue interest in accordance with the above.  The party shall in good faith seek to agree the disputed sum.  In the event that the Parties fail to reach agreement the matter shall be dealt with in accordance with Article 18.

Article 12 - Run-off

In the event that the Agreement is terminated under Article 2, the Business Covered shall go into Run-off from the effective date of termination.  The Reinsurer will remain liable for all cessions existing at the date of termination ending when the Ceding Office certifies to the Reinsurer in writing that all risks under the Policies have expired and all valid Claims under the Policies have been finalised and that no further Reserves are required.

Termination will not affect the business previously ceded under this Agreement and the obligations of the Parties shall continue hereunder in respect of such business.

The Parties will continue to comply with their duties and obligations under this Agreement during the Run-off period. Articles 4 , 6, 7, 8, 11, 12, 18 and 19 shall survive termination.

Article 13 - Right of Set-Off

Any and all obligations, whether contingent or uncontingent, matured or unmatured, owed by either the Reinsurer or Ceding Office to the other party, with respect to the Agreement may be set off against any such obligations (which shall be deemed to be mutual obligations) owed to the Reinsurer or Ceding Office, as the case may be, by the other party, and only the net balance may be allowed or paid. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.

Article 14 - Expenses

All postal and other similar expenses will be paid by the sender.

Article 15 - Errors and Omissions

Errors and inadvertent omissions shall not affect the rights and obligations of either party under the Agreement, however, they shall be rectified as soon as reasonably practicable upon discovery.  No failure to exercise and no delay on the part of any party in exercising any right, remedy, or power under the Agreement and no course of dealing between the parties shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any other right, remedy or power.

Any waiver of a breach of any of the terms of the Agreement or of any default hereunder shall not be deemed to be a waiver of any subsequent breach or default and shall in no way affect the other terms of the Agreement.

Article 16 - Inspection of Records

The Reinsurer will have the right to inspect the records of the Ceding Office in respect of the Business Covered.  For as long as either party remains under any liability hereunder, the Ceding Office shall, upon request by the Reinsurer, make available for inspection at any reasonable time by such representatives as may be authorised by the Reinsurer for that purpose, all information relating to the business covered hereunder which is in the Ceding Office’s possession or under its control.  The said representatives may arrange for copies to be made of any of the records containing such information as they may require.

The Reinsurer (and its representatives) will keep confidential any information or copy documentation it acquires as a result of any inspection.  Unless agreed to by the Ceding Office (such agreement not to be unreasonably withheld), the Reinsurer will not disclose the information to any person other than its regulators, professional advisors, its employees and agents, employees of affiliates and then only as required by law or on a “need to know” basis.

Article 17 - Conditions Precedent

The Reinsurer offers the reinsurance on the basis of information supplied to it by the Ceding Office. The Ceding Office warrants that the information supplied is, to the best of its knowledge and belief, correct and is an accurate summary of its records and that these accurately reflect the liabilities undertaken by the Ceding Office.  In the event that any material differences emerge from the information supplied by the Ceding Office, any dispute will be referred to an arbitration in accordance with Article 18.

Both Parties hereby represent and warrant as follows:

That they are duly incorporated under the laws of England and are duly authorised to conduct insurance business in the United Kingdom.

That both Parties have all requisite power, authority, and legal capacity to enter into the Agreement and to consummate the transactions contemplated hereby.  All acts required to be taken by the respective Parties to authorise the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken.

The execution and delivery of the Agreement, performance of the transactions contemplated by the Agreement, and fulfilment of the terms hereof, do not conflict with or violate in any material respects any law, rule, regulation, order, writ, judgement, injunction, decree or award binding on either party or their organisational documents or the provisions of any indenture, instrument or agreement to which either Party is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien in, of or on the property of either Party pursuant to the terms of any such indenture, instrument or agreement.

No order, consent, approval, license, authorisation, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorise, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of the Agreement.

The accounting treatment for the Agreement is consistent with applicable regulatory standards.

Each Parties obligations under the Agreement constitute its legal, valid and binding obligations, enforceable against the other Party in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganisation, moratorium and similar laws and judicial decisions of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in equity or at law).

In addition, the Reinsurer shall maintain the solvency margin required by laws and shall advise the Ceding Office if at any time its solvency margin falls below that required.

Article 18 - Arbitration

The Ceding Office and the Reinsurer intend to follow the customs and practices of the insurance and reinsurance industry in the operation of and interpretation of the Agreement. The parties agree to act in all things with the highest good faith.

In the event of any dispute or differences arising under or in connection with the Agreement including those pertaining to its validity, the dispute will be referred to three Arbitrators, one to be appointed by each party and the third to be appointed by the two appointed Arbitrators.

If either party refuses or neglects to appoint an Arbitrator within 28 days after the other party has appointed an Arbitrator and has served notice upon the first mentioned party requiring that party to make such an appointment, then the Arbitrator appointed as aforesaid will, at the request of the party appointing him, proceed to hear and determine the dispute as a sole Arbitrator.

The two Arbitrators (if both parties have duly appointed Arbitrators) will in writing appoint the third Arbitrator and, unless they appoint the third Arbitrator within one calendar month after the date of the appointment as Arbitrator of whichever of them has last been appointed, the Third Arbitrator will be appointed by the Chairman for the time being of the Bar Council.    The Tribunal shall be constituted upon the appointment of the third Arbitrator.

The arbitration will be held in London and will be conducted in accordance with the ARIAS (UK) Arbitration Rules.

The cost of the reference and award will be in the discretion of the Arbitrators or sole Arbitrator who may direct to and by whom and in what manner the same or any part thereof will be paid with power to tax or settle the amount of the costs to be so paid or any part thereof.

The Arbitrators appointed by the parties or any sole Arbitrator will be persons who hold (or have held) leading positions in Companies transacting Life Insurance and/or Life Reinsurance and will be persons with not less than ten years’ experience in that field.  The third Arbitrator will be a Queen’s Counsel who has not less than ten years’ experience in the insurance or reinsurance field.  The Arbitrators or any sole Arbitrator will regard the Agreement from the standpoint of practical business and will interpret its provisions according to an equitable rather than a strict legal interpretation and their award will have regard to these principles.

This agreement to submit disputes to arbitration will be construed as a separate and independent contract between the parties hereto.

Article 19 - Governing Law

This Agreement shall be governed by and construed in accordance with English Law and shall be subject to the exclusive jurisdiction of the English Courts.

Article 20 - Alterations to the Agreement

Any alterations which may from time to time become necessary to the Agreement (including the Annexes thereto) will be made by Addendum embodying such alterations as may be agreed upon and will be regarded as part of the Agreement and equally binding.  In the event of any dispute, this will be subject to arbitration on the basis set down in Article 18 of the Agreement.

Article 21 - Rights of Third Parties

For the purpose of the Contracts (Rights of Third Parties) Act 1999 nothing in the Agreement is intended to confer any benefit on any third party and no term in the Agreement is intended to be enforceable by any person who is not a party to the Agreement.

Article 22 - Miscellaneous

All notices to be provided pursuant to the Agreement shall be given in writing by recorded delivery post and with appropriate postage paid, or by personal delivery, or by overnight courier service to the addresses set out below for each respective party; provided that, if any party gives notice of a change of name or address or number, notices to that party shall thereafter be given as demanded in the notice.  All notices so given shall be effective upon the date of receipt by the parties to whom notice is given, except notice by post which shall be deemed delivered three days after deposit in the mail:

The Company Secretary
Financial Assurance Company Limited
Vantage West
Great West Road, Brentwood
Middx, TW8 9AG

The Company Secretary
GE Pensions Limited
Vantage West
Great West Road, Brentwood
Middx, TW8 9AG

This Agreement may be executed in separate counterparts with the same force and effect as if signed in an original document by each of the parties hereto.  Signatures on each counterpart may be sent via facsimile transmission of such signature and any facsimile transmission of such signature shall be deemed to have the same force and effect as an original signature.  Each separate counterpart when executed and delivered shall be deemed to be an original but all the counterparts shall together constitute one and the same instrument which shall only be deemed executed when counterparts executed by all the parties are delivered.

The parties hereto agree that the terms of the Agreement are set out in full in the Agreement and that it is a complete and exclusive statement of the agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter hereof.

Executed In Duplicate

/s/ William Goings

William Goings
For and on behalf of
Financial Assurance Company Limited

Dated

/s/ Scott Dolfi

D Scott Dolfi
For and on behalf of
GE Pensions Limited

Dated

Annex 1

Details of the Policies covered by the Agreement

This Agreement covers the Gross Written Premiums received for the element of life insurance benefit under the Policies with inception dates on or after 1st January 2002 underwritten by the Ceding Office in respect of the following schemes:

•                  Lloyds TSB Asset Finance Division Limited (Blackhorse): Process Groups 185 and 187; and

•                  GE Capital Bank (GCF): Process Group 135.

Other than with the prior approval of the Reinsurer, the Business Covered will be written using the policy documents and premium rates (for the life insurance benefit) in force at 1st January 2002, examples of which are attached as Annex 2 to this Agreement.

Annex 2

Example Policy wordings and Gross Written Premium rates

Purchase Protection, Price Protection, Life, Accidental
Death, Accident, Sickness, Unemployment, Accidental
Bodily Injury and Hospitalisation Policy

INTRODUCTION

This Policy Document (“policy”) sets out the details of your insurance cover.  This has been arranged by GE Capital Bank Limited (“Bank”). Please read this policy carefully and keep it in a safe place.

This policy is underwritten by Financial Insurance Company Limited and Financial Assurance Company Limited (“we”, “us”, “our”).

This policy protects you in the event of your death, disability, unemployment, accidental bodily injury or if you have to go into hospital, and for the loss and/or damage of the insured property and price protection, providing you meet the eligibility requirements in Section 1 and have agreed to pay the monthly premium for this insurance. Cover is for one month at a time and is automatically renewed every month until the end date.

The policy is set out as follows:

Section 1	Eligibility (the conditions you must satisfy to take out cover)

Section 2	Benefits (what we will pay)

Section 3	Exclusions (when we will not pay)

Section 4	How to claim

Section 5	Change of claim (when you need to change from one benefit to another)

Section 6	How does cover end? (termination and cancellation)

Section 7	Premiums (How you pay your premiums)

Section 8	Customer Care (complaints procedure and other legal requirements you should know about)

Section 9	Definitions (certain words in the policy which have special meanings)

SECTION 1 - Eligibility

1.                                       You are covered under this policy if on the start date:

•                  for purchase protection and price protection, you are 18 and over but under 85; and

•                  for life cover, you are 18 and over but under 70; and

•                  for accidental death cover, you are aged 70 or over but under 85; and

•                  for disability and unemployment cover, you are 18 or over but under 65 and you are working when you apply; and

•                  for accidental bodily injury cover, you are aged 65 or over or are permanently retired but under 85; and

•                  for hospitalisation cover, you are aged 65 or over, or are permanently retired but under 70; and

•                  for all cover, you have agreed to pay the monthly premium for cover and we have accepted your application.

2.                                       You must not be aware of:

•                  any sickness, disease, condition or injury in the 12 months before the start date that may cause you to claim for disability benefits; or

•                  any sickness, disease, condition or injury that may cause you to claim for accidental bodily injury, hospitalisation, life or accidental death benefits; or

•                  any impending unemployment.

If you are aware of any of the events in 2 above we may still insure you. However we will not pay benefits directly relating to that unemployment or sickness, disease, condition or injury which you were aware of in the 12 months before the start date for disability or at any time before the start date for accidental bodily injury, hospitalisation, life or accidental death

3.                                       If two people apply for this cover only the first named on the credit agreement will be covered.

4.                                       If you do not meet the eligibility requirements outlined above at the start date, and have a partner who fulfils the eligibility requirements at the start date then the partner may claim for life, accidental death disability, unemployment, accidental bodily injury and hospitalisation benefits. You will  then be ineligible to claim.

5.                                       If you are eligible for purchase protection, price protection, life, disability and unemployment cover at the start date and you reach 65 years of age or permanently retire you will no longer be eligible for disability or unemployment cover. You will then be eligible for purchase protection, life, accidental bodily injury and hospitalisation cover.

6.                                       When you reach 70 years of age you will no longer be eligible for life or hospitalisation cover.  You will then be eligible for purchase protection, price protection, accidental death and accidental bodily injury cover.

7.                                       For purchase protection and price protection cover, if you give the insured property as a gift you may make a claim on behalf of the person who received the gift. If this happens reference to you will refer to the person who received the gift.

SECTION 2 - Benefits

A.                                    Purchase Protection Benefits

(This cover is available if you are 18 or over but under 85)

1.                                       If you suffer a loss and/or damage after the start date and before the end date we will either:

•                  pay one of the benefits as set out in clause 2 below; or

•                  repair or replace the insured property as set out in clause 4 below.

2.                                       The benefits payable are:

•                  the purchase price on the card statement; or

•                  a proportion of the purchase price shown on the card statement if part of a set has suffered loss and/or damage and

•                  the other part can be used separately; or

•                  the other part cannot be used separately but can be replaced;

up to £500 for each insured property, less an excess of £20 for each claim.

3.                                       If only part of the purchase price of the insured property has been paid on the card, we will consider the amount shown on the card statement to be in the purchase price referred to in clause 2 above.

4.                                       We may choose to repair (or pay the cost of repair) or replace the insured property instead of paying the benefits described in clause 2 above.

B.                                    Price Protection Benefits

(This cover is available if you are 18 or over but under 85)

1.                                       If you purchase any insured property at a House of Fraser store and the price of the insured property purchased is reduced for sale at the same store, or a branch or concession of the same store, within 60 days of the date of purchase we will pay to the account the difference between the original purchase price and the sale price, less an excess of £5 per claim.

2.                                       If you purchase any insured property from a House of Fraser mail order catalogue and the price of the insured property purchased is reduced for sale in a House of Fraser catalogue or in a sale leaflet within 60 days of the date of purchase we will pay to the account the difference between the original purchase price and the sale price, less an excess of £5 per claim.

3.                                       If you purchase any insured property from an House of Fraser Internet site, and the price of the insured property purchased is reduced for sale on the Arcadia internet site within 60 days of the date of purchase, we will pay to the account the difference between the original purchase price and the sale price, less an excess of £5 per claim.

4.                                       If you purchase any insured property from an interactive electronic House of Fraser site (for example digital television) and the price of the insured property purchased is reduced for sale on the interactive electronic House of Fraser site within 60 days of the date of purchase, we will pay to the account the difference between the original purchase price and the sale price, less an excess of £5 per claim.

5.                                       The description of the insured property (including its size, colour, make, model number and same attachments or accessories) at the sale price must be exactly the same as the insured property purchased at the original purchase price.

6.                                       A single excess of £5 is payable per claim even if your claim is for more than one item of insured property.

C.                                    Life Benefit

(This cover is available if you are 18 or over but under 70)

If you die between the start date and the end date, we will pay to the Bank the outstanding balance or an amount equal to your credit limit whichever is lower, up to a maximum of £15,000.

D.                                    Accidental Death Benefit

(This cover is only available if you are over 70 but under 85)

If you die as a result of an accidental death between the start date and the end date, we will pay to the Bank, the outstanding balance or an amount equal to your credit limit whichever is lower, up to a maximum of £15,000.

E.                                      Disability Benefits

(This cover is not available if you are aged 65 or over or if you are permanently retired).

If you are working or, where applicable on statutory maternity leave, and become disabled after the start date and before the end date for at least 30 continuous days, we will pay a monthly benefit.

We will continue to pay a monthly benefit for every 30 continuous days of disability until:

•                                          the end date, or

•                                          you stop being disabled, or

•                                          the outstanding balance has been paid for any one disability claim.

Disability benefits will not start until you consult a doctor. However, if you fill in a self-certification form (from your employer) for the first 7 days of disability, you will be classified as disabled for those 7 days. We will only pay you disability benefit if a doctor is regularly treating you for the condition causing your disability.

If you have made a disability claim which ends for whatever reason, you will not be able to make another disability claim until you have been in continuous work or where you are on statutory maternity leave your doctor certifies that you would be continuously fit to work if you were not on statutory maternity leave, for:

•                                          30 days if the disability is different; or

•                                          6 months if the disability is the same.

F.                                      Unemployment Benefits

(This benefit is not available if you are aged 65 or over or if you are permanently retired).

If you are working and become unemployed after the start date and before the end date for at least 30 continuous days, we will pay a monthly benefit.

We will continue to pay a monthly benefit for every 30 continuous days of unemployment until:

•                                          the end date, or

•                                          you stop being unemployed, or

•                                          the outstanding balance has been paid for any one unemployment claim.

If you are self employed and wish to make an unemployment claim, your business must:

•                                          have stopped trading and/or be in the process of being wound up; or

•                                          be put into the hands of an insolvency practitioner; or

•                                          be a partnership which has been or is in the process of being dissolved.

If two periods of unemployment are separated by 3 months or less we will treat this as one continuous claim but we will not pay for any time you were not unemployed between these periods. If the two periods of unemployment are separated by more than 3 months, you must return to work for a total of 6 continuous months before you make another unemployment claim.

If you are receiving unemployment benefit and want to start temporary work which will continue for less than 6 months, please let us have details in writing before you start this work. We will not pay for the period you are not unemployed. However, when the temporary work finishes, your unemployment claim may continue and we will treat this as one continuous claim. The most we will pay for this continuous claim is the outstanding balance in total.

G.                                    Accidental Bodily Injury Benefits

(This benefit is only available if you are aged 65 or over or if you are permanently retired but under 85.)

If you suffer an accidental bodily injury which results in permanent total disability, or loss of hearing or speech, or loss of limb, or loss of sight, after the start date and before the end date, we will pay to the Bank the outstanding balance or an amount equal to your authorised credit limit, whichever is lower, up to a maximum of £15,000.

H.                                    Hospitalisation Benefits

(This benefit is only available if you are aged 65 or over or if you are permanently retired but under 70).

If you have to stay in hospital after the start date and before the end date for at least 7 continuous days, we will pay a monthly benefit.

We will continue to pay a monthly benefit for every 30 continuous days that you remain in hospital until:

•                                the end date, or

•                                you leave hospital, or

•                                the outstanding balance has been paid for any one hospitalisation claim.

I.                                         Payment of benefits

We will pay benefits into the account that you have with the Bank. Purchase protection, price protection, life, accidental death and accidental bodily injury benefits are paid as a single payment. Disability, unemployment and hospitalisation benefits are paid monthly.

We only pay you one type of monthly benefit (disability or unemployment) at a time.

Your monthly benefit and outstanding balance will not include any missed payments or interest on these payments.

For purchase protection claims, if we decide to repair or replace the insured property we may pay the supplier, manufacturer or repairer instead of you.

The benefits agency may consider benefits paid under this policy as income and therefore take this into consideration when calculating benefits. However; if there is a debt at the start of the claim benefits maybe disregarded for the entire claim provided that benefits are used towards the repayment of that debt.

J.                                      Maximum combined benefits

The maximum combined benefit payable for your death (including accidental death) or accidental bodily injury under this policy and any other of our policies sold by the Bank will not be more than £15,000.

The maximum combined benefit payable for disability, unemployment or hospitalisation under this policy and any other of our policies sold by the Bank will not be more than £250 a month.

The maximum benefit that we will pay under this policy for more than one purchase protection claim is £2,000 in each 12 month period.

The total amount we will pay under this policy for a price protection claim is £150 and for more than one claim is £500 in each 12 month period.

SECTION 3 - Exclusions

A.                                    Purchase Protection Exclusions

1.                                       We will not pay benefit for loss and/or damage resulting from:

•                  the taking apart, maintaining, cleaning, restoring, dyeing or repairing of the insured property;

•                  loss and/or damage which happens more than 60 days after the date of purchase (either the date on the store receipt or the date on the card statement, whichever is earliest);

•                  loss and/or damage outside the UK;

•                  you or any person living in your household not taking reasonable care of the insured property;

•                  normal wear and tear;

•                  inherent product defects in the insured property;

•                  atmospheric or weather conditions (including the action of light);

•                  an illegal act by you or a person living in your household;

•                  loss of the insured property which you cannot reasonably explain;

•                  the action of insect, vermin, fungus or rust;

•                  the action of pets belonging to you or a person living in your household;

•                  the electrical or mechanical breakdown of the insured property;

•                  theft, malicious damage or anything similar causing the loss and/or damage unless it is reported to the police within 24 hours of you discovering the loss and/or damage;

•                  the insured property being used for business purposes;

•                  you or any person living in your household physically abusing the insured property;

•                  radiation and radioactive contamination, or any related event.

B.                                    Price Protection Exclusions

1.              No benefit is payable under clause B2 for Insured Property:

•                  purchased for business or commercial use;

•                  which is at a lower price at a discount retail outlet;

•                  which is not totally paid for using the Card other than a proportion of the original purchase price paid for using discount voucher(s);

•                  if you are unable to produce the original receipt.

C.                                    Life and Accidental Death Exclusions

We will not pay life benefit:

•                  if your death results from suicide or self-inflicted injuries within 12 months of the start date;

•                  if at the start date you knew of any sickness, disease, condition or injury that may cause you to claim for life benefit

D.                                    Disability, Accidental Bodily Injury and Hospitalisation Exclusions

We will not pay you disability, accidental bodily injury or hospitalisation benefits resulting from:

•                  any sickness, disease, condition or injury which you knew about or should have known about or for which you received advice, treatment or counselling from any doctor during the 12 months before the start date;

•                  backache and related conditions unless there is radiological evidence (for example, an MR1 scan) of abnormality;

•                  psychiatric illness or mental disorders including stress or stress related conditions unless diagnosed by a consultant who is a member of the Royal College of Psychiatrists and is recognised by that Royal College as being a consultant;

•                  normal pregnancy unless

•                  the symptoms of a normal pregnancy develop into a pathological condition, sickness or disease which are diagnosed by a consultant who is a member of the Royal College of Obstetricians and is recognised by that Royal College as being a consultant or a doctor who specialises in obstetrics, and

•                  the pathological condition lasts for 30 days or more and is not excluded under any other exclusions set out in this Section;

•                  alcohol or drugs not taken under the advice or supervision of a doctor;

•                  medical operations or treatments which are not medically necessary, including cosmetic or beauty treatment;

•                  self-inflicted injuries caused while sane or insane;

We will not pay benefit if the claim date happens within 30 days of the start date.

E.                                      Accidental Bodily Injury and Hospitalisation Exclusions

We will not pay accidental bodily injury or hospitalisation benefits resulting from:

•                  any sickness, disease, condition or injury which you knew about or should have known about or for which you received advice, treatment or counselling from any doctor before the start date.

•                  psychiatric illness or mental disorder including stress or stress related conditions which you knew about or should have known about or for which you received advice, treatment or counselling from any doctor before the start date.

•                  any criminal act or road traffic offence committed by you.

F.                                      Unemployment Exclusions

We will not pay unemployment benefits:

•                  if you were not in continuous work for 6 months immediately before your employment ended (if you were not in work for 2 weeks or less, we will not count this as a break in your employment);

•                  if at the start date you knew you were going to be made unemployed or had reason to believe that it was likely to happen;

•                  if your employment ends or you are notified, verbally or in writing, of your employment ending, within 30 days of the start date;

•                  if your work is seasonal or if unemployment is a regular feature of your work;

•                  if you are working on a specific project and this project finishes;

•                  if you become voluntarily unemployed (which includes ending your work voluntarily during a period of notice given by your employer) or voluntary redundancy;

•                  if you work on a fixed term contract which ends. However, if you have been in continuous work with the same employer for at least 24 months and your contract has been renewed at least twice and you had no reason to believe that it would not be renewed again, this exclusion will not apply;

•                  if you are self employed and your business temporarily stops trading;

•                  if you are working outside the UK, unless you are:

•                  working for the British Armed Forces or as a civil servant in a British embassy or consulate, or

•                  working for an employer that is a UK registered company who assigns you to work in the European Union on the same terms  and conditions.

•                  if the unemployment happens as a result of:

•                  your misconduct - this may include fraud, dishonesty or anything that led to or might have led to a disciplinary procedure being taken by your employer.

•                  your involvement in a strike or lock-out.

G.                                    General Exclusions

•                                No benefit will be paid for any claim resulting from civil unrest, war, radiation and radioactive contamination, or any related event.

SECTION 4 - How to claim

You (or your personal representatives for a life or accidental death claim), should contact us at Vantage West, Great West Road, Brentford, Middlesex, TW8 9AG or telephone us on 0870 400 4713 to request a claim form.

Please complete the claim form fully and accurately and return it to us at Vantage West, Great West Road, Brentford, Middlesex TW8 9AG. This claim form should be received by us within 120 days of the date you died or the date your disability, unemployment or accidental bodily injury began or the day that you go into hospital, or as soon as possible after this.

Please complete the purchase protection claim form fully and accurately and return it to us at the address above. This claim form should be received by us within 90 days of the date of the loss and/or damage, or as soon as possible after this.

Please complete the price protection claim form (including attaching the original receipt and if applicable, the price verification form) fully and accurately and return it to us at the address above. This claim form should be received by us within 90 days of the date that you discover the sale price or as soon as possible after this.

For disability, unemployment and hospitalisation claims we may ask you to fill in a continuing claim form at your own expense for each month you are claiming. You must send this to us within 120 days of the date we last paid your monthly benefit or as soon as possible after this.

We will not pay your claim if we cannot validate it because you are late sending us your claim form.

To make a claim you (or your personal representatives) must give us any proof we ask for otherwise we cannot pay any benefit. This is at your own expense (if any). We may also ask you (or your personal representatives) for additional information during your claim, for example:

•                                life and accidental death claims - an original or certified death certificate (in English) or an office copy Grant of Probate;

•                                disability and hospitalisation claims - being examined by a doctor (at our expense) or a certificate from your employer saying that you are not presently working;

•                                unemployment claims - a copy of the Jobseekers Agreement that you signed with the Benefits Agency or a certificate from your last employers saying that you no longer work for them;

•                                price protection claims - the original store receipt showing the date, place and amount of the purchase and if applicable, a price verification form that has been fully completed by the store.

•                                purchase protection claims – a copy of the police report.

SECTION 5 - Change of claim

1.                                       If you are receiving monthly benefits because you are disabled and you become unemployed you must write to us straight away.

•                  When deciding if your claim is valid, we will ignore the fact that you have not been working because of your disability.

•                  We will pay your disability benefit while it remains valid.

•                  If you are still unemployed once a doctor says you are fit to return to work, you must tell us and we will ask you to fill in an unemployment claim form.

•                  If you change your claim, the most we will pay for both your disability and  unemployment claims combined is the outstanding balance.

2.                                       If you are receiving monthly benefits because you are unemployed and you become disabled you must write to us straight away.

•                  When deciding if your claim is valid, we will ignore the fact that you have not been working.

•                  You will no longer be eligible to claim unemployment benefit and you will have to fill in a claim form to claim disability benefit.

•                  If you change your claim, the most we will pay for both your unemployment and disability claims combined is the outstanding balance.

•                  If you cannot meet our conditions to claim for disability benefit you can claim unemployment benefit once you are fit to work. You must let us know you are no longer disabled and you must meet our conditions to claim unemployment benefit. If your claim is valid the most we will pay you is the outstanding balance which includes any monthly benefit we paid before your disability started.

SECTION 6 - How does cover end?

1.                                       All cover under this policy will end and all monthly benefits will stop automatically:

•                  if you die; or

•                  for disability and unemployment cover when you reach 65 or permanently retire before then (and you must tell the Bank as soon as possible if you permanently retire before you reach 65); or

•                  for life and hospitalisation cover when you reach 70;

•                  for purchase protection, price protection, accidental death and accidental bodily injury cover when you reach 85;

•                  when your credit agreement ends; or

•                  when you miss paying three continuous monthly premiums or monthly payments; or

•                  when your cover is cancelled under clause 2 below; or

•                  when accidental bodily injury benefit is paid; or

•                  when your card is cancelled, withdrawn or expires and is not renewed by the Bank.

2.                                       If you are not satisfied with your cover, please write to us within 30 days of the start date. We will then cancel your cover from the start date without charge.

After the first 30 days, your cover may be cancelled by you or us by giving 30 days’ notice in writing. We will not refund any of your monthly premium.

SECTION 7 - Premiums

Each monthly premium covers you for one month. You must continue to pay your monthly premium while you are claiming benefit.

If your last monthly premium has not been paid when due and you want to make a claim, we will not consider this claim until your monthly premium has been paid.

We may change the rate of your monthly premium by giving you notice in writing.  However if there is any change to the insurance premium tax percentage rate the amount of your monthly premium will be changed automatically without notice. Any change to your monthly premium will come into effect when you have to pay your next monthly premium.

SECTION 8 - Customer Care

The following points are information we are required to tell you:

1.               Choice of law

If you buy insurance in the UK, you can choose which law will apply to the policy. English law will apply to your policy unless we make a written agreement saying otherwise before we issue this policy to you.

2.               Compensation rights

You can ask us for detailed information about our compensation arrangements.  These compensation arrangements apply if we go into liquidation and cannot pay our debts.

3.               Subrogation and contribution

Before a benefit is paid or the insured property is repaired or replaced you must (if we request in writing) transfer the insured property and its ownership to us.

If we pay a benefit or repair or replace the insured property you must (if we request in writing) allow us to enforce our rights or remedies or obtain any relief or indemnities from other parties which we are or may become entitled or subrogated.

4.               Assignment and surrender value

You cannot transfer your rights or interest in this policy to any other person.  This policy will not have any value at the end date or if it is cancelled.

5.               Changes in these terms

We have a right to change the terms in this policy by giving you 30 day’s notice in writing. If you are not happy with the change you may cancel your cover with effect from the date of the change.

6.               Third Party Rights Clause

The parties do not intend any term of this agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

7.               Complaints Procedure

We set ourselves high standards, but if you are not satisfied with our service please tell us. If you follow the procedure set out below, we will deal with your complaint in the most efficient way possible.

Step 1	Please contact GE Capital Bank Limited at Trent House, Torre Road, Leeds, LS99 2BD. Please give details of your policy number so that we can deal with the enquiry quickly.

Step 2	If you are still not happy please contact the Company Secretary at Vantage West, Great West Road, Brentford, Middlesex, TW8 9AG, telephone 020 8380 3000.

Step 3	If the problem has not been resolved to your satisfaction, you may refer it to the relevant office:

•                  General complaints

The Association of British Insurers, 51 Gresharn Street,
London, EC2V 7HQ.

•                  For complaints about purchase protection, price

protection, disability, unemployment, hospitalisation or
accidental bodily injury cover
The Insurance Ombudsman Bureau, South Quay Plaza, 183
Marsh Wall, London E14 9SR.

•                  For complaints about life cover

The Personal Investment Authority Bureau, Hertsmere House,
Hertsmere Road, London, El 4 4AB.

If you complain it will not affect your legal rights.

SECTION 9 - Definitions

Wherever the following words appear in bold in the policy they will have the following meanings:

Accident (Accidental)

A sudden, unexpected, unintentional violent, external event which results in bodily injury.

Accidental Death

Death as a result of an accident.

Bodily Injury

Bodily injury resulting from external violent and visible means but excludes sickness or disease or any naturally occurring condition or degenerative process.

Calculation Day

The day each month that the Bank works out the amount of interest (and any credit charges) and the monthly premium which you must pay by the date shown on your statement.

Card

The card issued to you by the Bank under the credit agreement and used by you.

Claim date

•                                          for life and accidental death claims, the date of your death.

•                                          for disability and unemployment claims, your last day in work.

•                                          for accidental bodily injury claims, the date that the accident occurs;

•                                          for hospitalisation claims, the day that you are admitted to hospital.

Consultant

A medical specialist who is a member of a Royal College (for example, the Royal College of Surgeons) and is recognised by that Royal College to be a consultant.

Credit agreement

The running account credit agreement between you and the Bank which is covered by this policy.

Date of purchase

The date shown on your store receipt when you bought the insured property.

Disability (disabled)

A sickness, disease, condition or injury which stops you from doing your job or any similar job. It must also stop you from doing any paid work which your experience, education or training reasonably qualifies you to do. If you are self employed, a disability must stop you from helping, managing or carrying out any part of the day-to-day running of a business.

Doctor

A registered medical practitioner, practising in the UK. This does not include you or your relatives except when diagnosing a pre-existing condition as set out in Section 3D and E.

End date

The date your cover ends as set out in Section 6.

Hospital

A legally-run establishment which has accommodation for patients staying there and organised facilities for diagnosis and major surgery. It does not include a convalescent, nursing or rest home or a convalescent, nursing, self-care or rest section of a hospital.

Hospitalisation

A stay in hospital.

Insured Property

All personal property bought by You after the Start Date in the UK using the Card either for Your own use or as a gift for another person excluding:

•                                jewellery and watches

•                                furs

•                                cameras, video equipment, camcorders and accessories

•                                all precious metals and precious stones

•                                cash or its equivalent (including travellers cheques, tickets, cheques, postal orders and any other negotiable instruments)

•                                perishable goods

•                                second hand goods

•                                mail order items or items delivered by courier whilst they are in transit

•                                animals or living plants

•                                motor vehicles, motor cycles, boats, private leisure craft, tents, caravans (including any accessories fitted to these or any articles left unattended in these)

•                                contact lenses

•                                one-of-a-kind items, items offered during a “limited quantity”, “special purchase” “going out of business” or “close down” sale;

•                                special order items or custom and tailor-made items;

•                                items sold as imperfect (or not of first quality), seconds, or damaged items;

Loss and/or Damage

The direct physical loss and/or damage to the Insured Property in the UK.

Loss of hearing or speech

Total and permanent loss of hearing or speech.

Loss of limb

Total and permanent loss of use or loss by physical separation at or above the wrist or ankle.

Loss of sight

Total and permanent loss of sight.

Monthly benefit

The amount equal to the monthly payment, up to a total of £[250] for one or more credit agreements.

Monthly payment

•                                for budget accounts the fixed amount set out in your credit agreement which you have agreed to repay every month;

•                                for option accounts, 15% of the outstanding balance or £10, whichever is the greater or the outstanding balance if it is less than £10.

Monthly premium

The premium, including insurance premium tax, you must pay every month as set out in Section 7.

Normal Pregnancy

Includes:

•                                symptoms which normally accompany pregnancy (including multiple pregnancy) and which are generally of a minor and/or temporary nature (e.g. morning sickness, fatigue etc.) which do not represent a medical hazard to mother or baby or a combination of minor symptoms, and

•                                childbirth, including delivery by caesarean section or any other medically or surgically assisted delivery which does not cause medical complications.

Original Purchase Price

The original amount that you paid using the card for the insured property. If a proportion of the original purchase price is paid for using discount voucher(s), we will consider the original purchase price to be the proportion of the price paid for using the Card.

Outstanding Balance

The amount outstanding on the calculation day before the claim date, up to £15,000 for one or more credit agreements.

Partner

A person of the opposite sex who is either a spouse or a person who has lived permanently with you for 24 months or more before the start date.

Permanently retire (permanently retired)

You have stopped working and you have no intention to return to work.

Permanent total disability

A permanent injury resulting from an accident. Two doctors or consultants appointed by us must think:

•                                it is total, permanent and irreversible;

•                                it is likely to continue for the rest of your life;

•                                it must stop you from working or doing any paid work for the rest of your life.

Reasonable Care

You are

•                                taking all reasonable precautions to protect the Insured Property from any foreseeable risks which may cause Loss and/or Damage, and

•                                attending the Insured Property at all times (unless it is properly secured against theft and any other Loss and/or Damage).

Sale Price

The reduced price of the insured property.

Self employed

You are

•                                helping with, managing or carrying on a business in the UK and are liable to pay tax under Schedule D Case I, II, IV and V of the Income and Corporation Taxes Act 1988;

•                                a partner in a partnership;

•                                a person who exercises direct or indirect control over a company (not necessarily the majority shareholder or holder of the majority voting rights);

•                                working for a company and in any way connected with a person who has control (as referred to above) over that company (for example, you are one of his or her family).

Start date

The date of your credit agreement or the date we or the Bank on our behalf, accept your application for cover, if later.

UK

The United Kingdom, Channel Islands and Isle of Man.

Unemployment (unemployed)

Being out of work and receiving the correct class of National insurance credits by reason of unemployment, unless you have been entitled to make reduced National Insurance contributions in the past or you are a woman who has reached the state retirement age of 60. You must be actively looking for work. We will not consider you as unemployed for any day you receive pay in lieu of notice.

Work (working)

Working in paid employment for at least 16 hours or more a week in the UK. This includes you if you are self employed. You must also be paying the correct class of National Insurance contributions.

You (your)

The person who has the credit agreement with the Bank and satisfies the eligibility requirements set out in Section 1.

This policy certifies that you are insured for purchase protection, life, disability, unemployment, accidental bodily injury and hospitalisation and loss and/or damage under Bank scheme number XXXXXX and XXXXX dated XXX XXX 2000.

Director

This cover is arranged by GE Capital Bank Limited as agent of the underwriters Financial Insurance Company Limited and Financial Assurance Company Limited, whose registered offices are Vantage West, Great West Road, Brentford, Middlesex, TW8 9AG, Telephone Number 020 8380 3000. Companies incorporated in England and limited by shares. The registered offices of GE Capital Bank Limited is 6 Agar Street, London, WC2N 4HR, Registered in England number 1456283.

GE Capital Bank Limited is affiliated with General Electric Company (USA) and is not connected with the English company of a similar name.

Annex 2

GCF Policy Details

Scheme DATABASE

GEFI EUROPE

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
03202/04	GECRFS-House of Fraser-Harrods	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03203/04	GECRFS-House of Fraser-Fraser	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03205/04	GERCFS-House of Frazer-Harrods	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03206/04	GERCFS-House of Fraser-Fraser	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03207/04	GECRFS - Bentalls	45%	44%	11%		100%	12 months notice	52.71%	5.00%	78p/£100
03208/04	GECRFS - Bentalls	45%	44%	11%		100%	12 months notice	52.71%	5.00%	78p/£100
03213/04	GECRFS - Welbeck	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03214/04	GECRFS - Welbeck	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03215/04	GECRFS - Payment Prot. Ins.	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03216/04	GECRFS - Welbeck	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03217/04	GECRFS - Debenhams	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03218/04	GECRFS - Debenhams	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03219/04	GECRFS-Debenhams Carholder Ser	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03220/05	GECRFS-Debenhams Crdholder Ser	45%	44%	11%		100%	12 months notice	52.49%	5.00%	78p/£100
03221/05	GECRFS-Dixons/Currys	45%	44%	11%		100%	12 months notice	46.40%	5.53%	78p/£100
03222/04	GECRFS-Dixons/Currys	45%	44%	11%		100%	12 months notice	46.40%	5.53%	78p/£100
03223/04	GECRFS-Dixons/Currys	45%	44%	11%		100%	12 months notice	46.40%	5.53%	78p/£100
03224/04	GECRFS-Dixons/Currys	45%	44%	11%		100%	12 months notice	46.40%	5.53%	78p/£100
03225/04	GECRFS- Kodak	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03229/05	GECRFS-Laura Ashley	45%	44%	11%		100%	12 months notice	52.49%	5.00%	78p/£100
03231/04	GECRFS-FraserCard-PPI	45%	44%	11%		100%	12 months notice	52.49%	5.00%	78p/£100
03232/04	GECRFS-FraserCard-PPI	45%	44%	11%		100%	12 months notice	50.76%	5.00%	78p/£100
03233/04	GECRFS-FraserCard-PPI	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03234/04	GECRFS-FraserCard-PPI	45%	44%	11%		100%	12 months notice	37.43%	5.60%	78p/£100
03235/05	GECRFS-FraserCard-PPI	45%	44%	11%		100%	12 months notice	52.50%	5.60%	78p/£100

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
03236/04	GECRFS-Frasercard-PPI	45%	44%	11%		100%	12 months notice	37.43%	5.60%	78p/£100
03237/04	GECRFS-House of Fraser-Harrods	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03239/04	GECRFS D.Perkins Option	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03240/04	GECRFS-Dorothy Perkins	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03241/03	GECRFS-Dorothy Perkins	45%	44%	11%		100%	12 months notice	70.90%	5.30%	78p/£100
03242/04	GECRFS-Dorothy Perkins	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03245/04	GECRFS-Burton Group	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03246/04	GECRFS-Burton Group	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03247/00	GECRFS-Burton Group	45%	44%	11%		100%	12 months notice	71.13%	5.60%	78p/£100
03248/04	GECRFS-Burton Group	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03249/04	GECRFS-Burton Group	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03271/03	GECRFS-Power Option	0%	68%	32%		100%	12 months notice	70.90%	5.30%	78p/£100
03272/04	GECRFS-Power Option	45%	44%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03275/01	GECRFS-Unsecured Personal Loan	45%	44%	11%		100%	12 months notice	50.00%	5.60%	78p/£100
03277/04	GECRFS-Owen Owen	45%	44%	11%		100%	12 months notice	52.50%	5.00%	78p/£100
03278/03	GECRFS - Dixons	45%	44%	11%	0%	100%	12 months notice	53.04%	5.00%	78p/£100
03280/03	GECRFS - Dixons	45%	44%	11%	0%	100%	12 months notice	51.39%	5.00%	78p/£100
03284/02	GECRFS - Card Care	45%	44%	11%		100%	12 months notice	48.24%	4.00%	78p/£100
03291/04	GECRFS-The First Personal Bank	45%	44%	11%		100%	12 months notice	47.93%	4.00%	78p/£100
03297/01	GECRFS - Bentalls	45%	44%	11%		100%	12 months notice	50.76%	1.28%	78p/£100
03301/00	GCF Value Direct	45%	44%	11%	0%	100%	12 months notice	53.02%	5.60%	78p/£100
03302/00	GCF - Project Noble	50%	34%	15%	0%	100%	12 months notice	53.02%	5.60%	16% M/R
03356/00	GECRFS- Debenhams - FRC	53%	36%	11%	0%	100%	12 months notice	47.93%	4.00%	10% M/R
03357/00	GECRFS DFS - FRC	53%	36%	11%	0%	100%	12 months notice	52.62%	6.00%	12.5% MR
03610/03	GECRFS - Account cover	53%	34%	11%	2%	100%	12 months notice	52.50%	5.00%	78p/£100
03612/03	GECRFS - Account Cover	53%	34%	11%	2%	100%	12 months notice	70.09%	5.00%	78p/£100
03613/03	GECRFS - Account Cover	53%	34%	11%	2%	100%	12 months notice	70.09%	5.00%	78p/£100
03620/03	GECRFS- GOLDSMITHS	53%	34%	11%	2%	100%	12 months notice	52.45%	5.38%	78p/£100
03623/03	GECRFS-GOLDSMITHS	53%	34%	11%	2%	100%	12 months notice	47.93%	4.00%	10% M/R
03641/02	GECRF New Look	53%	34%	11%	2%	100%	12 months notice	54.60%	5.38%	78p/£100

Policy No / Suffix (FIG)	Scheme name		% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
03711/02	GE GCF - QVC Shopping - Option		45%	44%	11%		100%	12 months notice	54.60%	5.38%	78p/£100
03713/00	GE GCF Staff		53%	36%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03714/00	GE GCF Zoom		53%	36%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03715/00	GCF - Boundry Mills		53%	36%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03716/00	GE GCF Retails Staff / Shareholder		53%	36%	11%		100%	12 months notice	70.09%	5.30%	78p/£100
03728/01	ETAM-Accnt Cvr 2 Point of Sale		64%	29%	8%	0%	100%	12 months notice	53.33%	5.86%	78p/£100
03729/01	ETAM -Account Cover 2(Upgrade	)	64%	29%	8%	0%	100%	12 months notice	53.33%	5.86%	78p/£100
03730/01	GCF Bentalls Account Cover +		64%	29%	8%	0%	100%	12 months notice	53.33%	5.86%	78p/£100
03731/01	GCF Debenhams Account Cover +		30%	59%	11%	0%	100%	12 months notice	53.33%	5.86%	78p/£100
03920/02	GECRF Dixons Multicharge		45%	44%	11%	0%	100%	12 months notice	52.98%	5.60%	11.5% M/R
03921/02	GECRF Currys Multicharge		45%	44%	11%	0%	100%	12 months notice	52.98%	5.60%	11.5% M/R
03922/01	GECRFS - Toys R Us		45%	44%	11%	0%	100%	12 months notice	49.19%	5.60%	11.5% M/R
04901/02	GECGCF Arc.Burt.MW Budget.Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04902/02	GECGCF Arc.Burt.MW AC2 Op.Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04904/02	GECGCF Arc.D.Per.AC2 Budg.Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04905/02	GECGCF Arc.D.Per.AC2 Opt. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04906/02	GECGCF Arc.Evans AC2 Budg.Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04907/02	GECGCF Arc.Evans AC2 Opt. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04908/02	GECGCF Arc.Gen. AC2 Budg. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04909/02	GECGCF Arc.Gen.AC2 Option Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04910/02	GECGCF Evans Dial Option. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04913/02	GECGCF Arc.Prin.AC2 Budg. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04914/02	GECGCF Arc.Prin.AC2 Opt. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04915/02	GECGCF Arcad.PFM AC2 Budg Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04916/02	GECGCF Arcad.PFM AC2 Opt. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04917/00	GECGCF Wade Smith		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04918/00	GECGCF Hawkshead		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04919/00	GECGCF Racing Green -a/c cover		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04921/02	GECGCF Arc.Topm.AC2 Budg. Core		45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
04922/02	GECGCF Arc.Topm.AC2 Opt. Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04923/02	GECGCF Arc.Topsh.AC2 Budg.Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04924/02	GECGCF Arc.Tops.AC2 Opt. Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04952/02	GECGCF Debenhams AC2 Budg Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04953/02	GECGCF Debenhams AC2 Opt Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04971/02	GECGCF Bentalls AC2 Opt Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04972/02	GECGCF C.Casuals AC2 Budg.Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04973/02	GECGCF C.Casuals AC2 Opt. Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04974/02	GECGCF Dickens AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04975/02	GECGCF HIGH&M AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04976/02	GECGCF Laura A.AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04977/02	GECGCF Monsoon AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04978/02	GECGCF OwenOwenAC2 Busget Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04979/02	GECGCF OwenOwenAC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04980/02	GECGCF Russ&Br AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04981/02	GECGCF Uptons AC2 Option Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04982/02	GECGCF Etam AC2 Budg. Core Opt	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04983/02	GECGCF River Isl AC2 Core	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04986/01	GECGCF BHS Rev Credit Storecd	45%	40%	11%	4%	100%	12 months notice	54.60%	5.38%	78p/£100
04987/01	GECGCF BHS Upgrade Business	45%	44%	11%	4%	104%	12 months notice	53.32%	5.38%	78p/£100
04988/01	GECGCF M/Care Rev Credit S/Cd	45%	40%	11%	4%	100%	12 months notice	54.60%	5.38%	78p/£100
04989/01	GECGCF Mothercare Upgrade Bus.	45%	44%	11%	4%	104%	12 months notice	53.32%	5.38%	78p/£100
04990/00	GECGCF BHS AC2 Core Opt. New B	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04991/00	GECGCF BHS AC2 Core Opt. TF	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04992/00	GECGCF BHS AC2 Core Option Stf	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04993/00	GECGCF BHS AC2 Core Option	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
04994/00	GECGCF BHS AC2 Core Budget	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05000/01	GECGCF Dix/Curr. Rev Budg. PPI	45%	44%	11%	0%	100%	12 months notice	53.02%	5.60%	78p/£100
05001/02	GECGCF Dix/Curr.Fix. Budg. PPI	45%	44%	11%	0%	100%	12 months notice	53.02%	5.60%	16% M/R
05002/00	GECGCF New Look Ac 2 cover	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
05003/00	GECGCF New Look AC2 Ex. Bus.	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05004/00	GECGCF HoF Ac Cover 2 - TF	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05005/00	GECGCF HoF Ac Cover 2 - New	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05006/00	GECGCF Mothercare AcctCover Ne	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05007/00	GECGCF Mothercare AcctCover Upgrade	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05009/00	GECGCF New Look - Zendor.com	45%	40%	11%	4%	100%	12 months notice	53.33%	5.38%	78p/£100
05901/00	GECGCF AC2 Burton Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05904/00	GECGCF AC2 D Perkins Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05906/00	GECGCF AC2 Evans Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05910/00	GECGCF AC2 Dial Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05913/00	GECGCF AC2 Principles Core >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05917/00	GECGCF AC2 Wade Smith Core >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05918/00	GECGCF AC2 Hawkshead Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05919/00	GECGCF AC2 Racing Green > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05921/00	GECGCF AC2 Top Man Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05923/00	GECGCF AC2 Top Shop Core > 70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05951/00	GECGCF AC2 Debenhams >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05971/00	GECGCF AC2 Bentalls Core >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05973/00	GECGCF AC2 Country Casuals >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05976/00	GECGCF AC2 Laura Ashley >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05977/00	GECGCF AC2 Monsoon >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05979/00	GECGCF AC2 Owen Owen >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05980/00	GECGCF AC2Russell &Bromley >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05982/00	GECGCF AC2 Etam >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05983/00	GECGCF AC2 River Island >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
05990/00	GECGCF AC2 BHs >70	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
06102/00	New Look - Over 70’s	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
06104/00	House of Fraser - Over 70’s	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100
06106/00	Mothercare - Over 70’s	0%	90%	0%	10%	100%	12 months notice	52.82%	5.38%	78p/£100

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
13247/02	GECRFS - Burton Group	45%	44%	11%	0%	100%	12 months notice	57.32%	5.38%	78p/£100
14901/03	GECGCF Arc.Burt.MW AC2 Budg PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14902/03	GECGCF Arc.Burt.MW AC2 Opt PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14904/03	GECGCF Arc.D.Pe.AC2 Budget PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14905/02	GECGCF Arc.D.Pe.AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14906/03	GECGCF Arc.Evans AC2 Budg PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14907/02	GECGCF Arc.Evans AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14908/02	GECGCF Arc.Evans AC2 Budget PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14910/03	GECGCF Evans Dial Option. PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14913/03	GECGCF Arc.Prin. AC2 Budget PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14914/02	GECGCF Arc.Prin.AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14915/02	GECGCF Arcadia Prin. Budg. PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14916/02	GECGCF Arcadia Prin.AC2 Opt.PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14917/01	GECGCF Wade Smith	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14918/01	GECGCF Hawkshead	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14919/01	GECGCF - Racing Green	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14921/03	GECGCF Arc.Topman AC2 Budg.PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14922/02	GECGCF Arc.Topman AC2 Opt. PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14923/03	GECGCF Arc.Tops.AC2 Budget PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14924/02	GECGCF Arc.Tops.AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14951/03	GECGCF Debenhams AC2 PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14952/02	GECGCF Debenhams AC2 Budg PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14953/02	GECGCF Debenhams AC2 Opt PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14971/03	GECGCF Bentalls AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14972/02	GECGCF C.Casuals AC2 Budget PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14973/03	GECGCF C.Casuals AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14974/03	GECGCF Dickens AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14975/03	GECGCF High&M AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14976/03	GECGCF Laura A.AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14977/03	GECGCF Monsoon AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100

Policy No / Suffix (FIG)	Scheme name	% Crit Ill & Red - 12	% A & S - 45	Life % - 78	Merch %	Check	Renewal / Renegotiation Month / Yr	Commission %	Retention % (of Gross Earned Premiums)	Premium
14978/02	GECGCF Owen Owen AC2 Budg. PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14979/03	GECGCF Owen Owen AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14980/03	GECGCF Russ&Br AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14981/03	GECGCF Uptons AC2 Option PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14982/03	GECGCF Etam AC2 Budget PP Opt	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14983/03	GECGCF River Island AC2 PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14990/01	GECGCF BHS AC2 PP Opt. New Ac.	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14991/00	GECGCF BHS AC2 PP Opt. TF Bus	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14992/00	GECGCF BHS AC2 PP Option Staff	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14993/00	GECGCF BHS AC2 PP Option	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
14994/00	GECGCF BHS AC2 PP Budget	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15002/00	GECGCF New Look Price Prot.	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15003/00	GECGCF New Look Exist Price Pr	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15004/01	GECGCF HoF Ac Cover 2 - TF	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15005/00	GECGCF HoF Ac Cover 2 - New	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15006/01	GECGCF Mothercare A/C Cover PP	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15007/00	Mothercare Account cover Upgra	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
15009/00	New Look - Zendor	0%	0%	0%	100%	100%	12 months notice	53.23%	1.20%	22p/£100
03644/00	GECGCF Kwik Fit	47%	32%	21%	0%	100%	12 months notice	61.50%	5.38%	£1/£100
5011/00	Monsoon pilot - core	45%	40%	11%	4%	100%		53.33%	5.38%	78p/£100
15011/00	Monsoon pilot - price protection	0%	0%	0%	100%	100%		48.99%	1.20%	22p/£100
6111/02	Monsoon pilot - Over 70’s	0%	90%	0%	10%	100%		52.82%	5.38%	72p/£100
New	TRF 89p B&Q/Comet					0%				89p/£100

BRONZE PLAN

Life and Critical Illness Policy

INTRODUCTION

This Policy Document (“policy”) sets out the details of your insurance cover. This has been arranged by the Agent. Please read the policy carefully and keep it in a safe place.

This policy is underwritten by Financial Insurance Company Limited and Financial Assurance Company Limited, (“we”, “us”, “our

If you are a private customer please ignore any references to the nominated person.

If you are a business customer, the nominated person means the person(s) nominated for cover and you means the person, firm, company, partnership or other legal entity who has nominated the nominated person for cover.

This policy protects you in the event of your/the nominated person’s death or if you/the nominated person become critically ill providing you meet the eligibility requirements in Section 1 and have agreed to pay the appropriate premium.

[Detailed terms omitted]

Account Cover – Purchase Protection, Price Protection, Life, Accidental Death,
Accident, Sickness, Unemployment, Accidental Bodily Injury and Hospitalisation Policy

INTRODUCTION

This Policy Document (“policy”) sets out the details of your insurance cover.  This has been arranged by GE Capital Bank Limited (“Bank”).  Please read this policy carefully and keep it in a safe place.

This policy is underwritten by Financial Insurance Company Limited and Financial Assurance Company Limited (“we”, “us”, “our”).

This policy protects you in the event of your death (including accidental death), disability, unemployment, accidental bodily injury or if you have to go into hospital, and for the loss and/or damage of the insured property and price protection, providing you meet the eligibility requirements in Section 1 and have agreed to pay the monthly premium for this insurance.  Cover is for one month at a time and is automatically renewed every month until the end date.

SILVER PLAN

Life, Accident & Sickness Policy

INTRODUCTION

This Policy Document (‘policy’) sets out the details of your insurance cover. This has been arranged by the Agent. Please read this policy carefully and keep it in a safe place.

This policy is underwritten by Financial Insurance Company Limited and Financial Assurance Company Limited (‘we’, ‘US’, ‘our’).  If you are a private customer please ignore any references to the nominated person.

If you are a business customer, the nominated person means the person(s) nominated for cover and you means the person, firm, company, partnership or other legal entity who has nominated the nominated person for cover.

This policy protects you/the nominated person in the event of your death, accident & sickness providing you meet the eligibility requirements in Section 1 and have agreed to pay the appropriate premium.

[Detailed Terms Omitted.]

GOLD PLAN

Life, Accident & Sickness, Unemployment and Critical Illness Policy

INTRODUCTION

This Policy Document (‘policy’) sets out the details of your insurance cover. This has been arranged by the Agent. Please read this policy carefully and keep it in a safe place.

This policy is underwritten by Financial Insurance Company Limited and Financial Assurance Company Limited, (‘we’, ‘us’, ‘our’). This policy protects you in the event of your death, accident & sickness, unemployment or if you become critically ill providing you meet the eligibility requirements in Section 1 and have agreed to pay the appropriate premium.

[Detailed Terms Omitted.]

Black Horse Finance Unsecured –[Schedule Omitted]

Annex 3

Reinsurance account

Reinsurance Account for calendar quarter ending ………….

Reinsurance Premiums due	Regular	X
	Single	X
X

Reinsurance Commissions due	Paid	X
	Additional Reinsurance Comm	X
X

Claims paid and other amounts as provided for in Article 8		X

Treaty Profit Commission due		X

Net amount due to/(from) Reinsurer		X

Loss carried forward on Treaty Profit Commission		X

Reinsurance data for the quarter ending …………..

In-force

Number of policies in force at the quarter end
Number of lives covered at the quarter end

Total sums reinsured under the Agreement at the quarter end
Total regular premium (annualised) under the Agreement at the quarter end

Movements (if possible include calendar year to date figures as well)

New policies in the quarter
New lives covered in the quarter
New regular premiums (annualised) in the quarter
New single premiums in the quarter
New sums reinsured in the quarter

Number of policies off due to death in the quarter
Regular premiums (annualised) off due to death in the quarter
Sums reinsured off due to death in the quarter

Number of policies off due to lapse in the quarter
Regular premiums (annualised) off due to lapse in the quarter
Sums reinsured off due to lapse in the quarter